Electronic Articles of Incorporation
For

P14000050795
FILED
June 10, 2014
Sec. Of State
msolomon

FAR SIGHTED MEDIA INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

FAR SIGHTED MEDIA INC.

Article II

The principal place of business address:

5306 SANDY SHELL DRIVE
APOLLO BEACH, FL. 33572

The mailing address of the corporation is:

5306 SANDY SHELL DRIVE
APOLLO BEACH, FL. 33572

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10,000

Article V

The name and Florida street address of the registered agent is:

SCOTT TOBIA
5306 SANDY SHELL DRIVE
APOLLO BEACH, FL. 33572

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: SCOTT TOBIA

P14000050795
FILED
June 10, 2014
Sec. Of State
msolomon

Article VI

The name and address of the incorporator is:

ERIC HASKINS
7249 RYMAN LOOP

ZEPHYRHILLS, FL 33540

Electronic Signature of Incorporator: ERIC HASKINS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: VP,T
ERIC HASKINS
7249 RYMAN LOOP
ZEPHYRHILLS, FL. 33540 US

Title: P
ROB PETERS
4510 PINE HOLLOW DR
TAMPA, FL. 33624

Title: SEC
SCOTT TOBIA
5306 SANDY SHELL DRIVE
APOLLO BEACH, FL. 33572

Article VIII

The effective date for this corporation shall be:

06/10/2014

FLORIDA DEPARTMENT OF STATE
Division of Corporations

September 25, 2015

ANDREW KUNSAK
520 W ROOSEVELT RD STE 201
WHEATON, IL 60187

Re: Document Number P14000050795

The Articles of Amendment to the Articles of Incorporation for FAR SIGHTED MEDIA INC., a Florida corporation, were filed on September 22, 2015.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations

Letter Number: 415A00020379

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 22, 2015, to Articles of Incorporation for FAR SIGHTED MEDIA INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P14000050795.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-fifth day of September, 2015

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Articles of Amendment
to
Articles of Incorporation
of

Far Sighted Media Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P14000050795

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

n/a

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

n/a

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

n/a

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent n/a

____
(Florida street address)

New Registered Office Address: _______________________, Florida_______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

FILED
15 SEP 22 AM 7:19
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	n/a	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV is hereby amended as follows:

The number of shares the corporation is authorized to issue is increased from ten thousand (10,000) to fifty million fifty thousand (50,050,000). The authorized shares shall be divided into two classes: the first class, common shares , shall contain fifty million (50,000,000) shares; the second class, Series A Convertible Preferred Shares, shall contain fifty thousand (50,000). Common shares shall have unlimited voting rights and are together entitled to receive the net assets of the corporation upon dissolution. Series A Convertible Preferred Shares shall be convertible at a rate to be determined by the Board of Directors and shall have no voting rights.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

n/a

The date of each amendment(s) adoption: November 10, 2014, if other than the date this document was signed.

Effective date if applicable: November 10, 2014

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

- [x] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- [ ] The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

- [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11/10/2014

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Rob Peters

(Typed or printed name of person signing)

President

(Title of person signing)